UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 26, 2015

PIONEER ENERGY SERVICES CORP.
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (855) 884-0575

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))
_________________________________________

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported in Item 5.07 (below), and incorporated into this Item 5.02 by reference, at the Annual Meeting of Shareholders of Pioneer Energy Services Corp. (the “Company”), held on May 21, 2015 (the "2015 Annual Meeting"), the Company's shareholders approved the amendment and restatement of the Amended and Restated Pioneer Energy Services Corp. 2007 Incentive Plan (the “Incentive Plan”) to:
1. Clarify that the plan’s per-person annual limits on awards apply based on the calendar year;

2. Increase the per-person annual award limit on stock awards (i.e., awards in the form of shares of the Company’s common stock or units denominated in shares) from 200,000 shares to 600,000 shares;

3. Prohibit the cash buyout of underwater stock options and stock appreciation rights ("SARs") without shareholder approval;

4. Provide, subject to certain exceptions, for a one-year minimum restriction period for awards of stock options or SARs;

5. Provide that stock awards, stock options, SARs and performance awards that result in the issuance of an aggregate of up to 5% of the total issuable shares under the plan may be granted on or after May 21, 2015, without any minimum restriction period;

6. Provide that awards granted on or after May 21, 2015 will be subject to our compensation recoupment policy; and

7. Make certain other clarifying and ministerial changes.

The Compensation Committee of the Board of Directors of the Company had previously adopted the amendment and restatement, subject to shareholder approval. A description of the material terms and conditions of the Incentive Plan appears in Proposal 2 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2015 (the “2015 Proxy Statement”).
The foregoing description of the Incentive Plan, as amended and restated, does not purport to be complete and is qualified in its entirety by reference to the full text of the Incentive Plan. A copy of the Incentive Plan, as amended and restated, is filed as Exhibit 10.1 hereto and incorporated herein by reference.
In addition, the Company's shareholders approved the ratification of certain excess RSU awards granted to Wm. Stacy Locke, on May 21, 2013 and January 30, 2014, under the 2007 Incentive Plan, as further described in Proposal 3 of the 2015 Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.
As described in Item 5.02 above, the Company held its 2015 Annual Meeting on May 21, 2015.
Set forth below are the final voting results for matters voted upon at the 2015 Annual Meeting. The matters set forth below are described in greater detail in the 2015 Proxy Statement. At the 2015 Annual Meeting, the holders of 51,961,280 shares of the Company's common stock cast votes either in person or by proxy, which represent approximately 80% of the outstanding shares of the Company's common stock.
1. The Company's shareholders elected Wm. Stacy Locke and C. John Thompson as Class II directors to hold office until the Company's 2018 Annual Meeting of Shareholders, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Wm. Stacy Locke	39,861,237	1,536,244	10,563,799
C. John Thompson	39,832,200	1,565,281	10,563,799
2. The shareholders approved the amendment and restatement of the Amended and Restated Pioneer Energy Services Corp. 2007 Incentive Plan, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,963,714	1,237,794	195,972	10,563,800
3. The shareholders approved the ratification of certain grants of RSU awards to Wm. Stacy Locke, our Director, Chief Executive Officer and President, under the 2007 Incentive Plan, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,778,620	1,433,530	185,330	10,563,800
4. The shareholders approved, on an advisory basis, the compensation paid to the Company's named executive officers as described pursuant to Item 402 of Regulation S-K, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
39,653,557	1,547,311	196,612	10,563,800
5. The shareholders ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2015 fiscal year, based upon the following votes:

Votes For	Votes Against	Abstentions
51,464,106	268,932	228,242

Item 9.01 Financial Statements and Exhibits.
Exhibit No.    Description

10.1
Amended and Restated Pioneer Energy Services Corp. 2007 Incentive Plan (incorporated herein by reference to Appendix A of the Company's definitive proxy statement on Schedule 14A, filed April 20, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER ENERGY SERVICES CORP.

By:	/s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: May 26, 2015

EXHIBIT INDEX

Exhibit No.    Description

10.1
Amended and Restated Pioneer Energy Services Corp. 2007 Incentive Plan (incorporated herein by reference to Appendix A of the Company's definitive proxy statement on Schedule 14A, filed April 20, 2015).